UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia		31768
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Ameris Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Moultrie, Georgia. At the Annual Meeting, there were present in person or by proxy 17,603,664 shares of the Company’s common stock, representing 73.71% of the total outstanding eligible votes. At the Annual Meeting, the Company’s shareholders (1) elected three members to the Board of Directors of the Company, (2) ratified the appointment of Porter Keadle Moore, LLP as the Company’s independent auditor for 2013 and (3) approved the Company’s executive compensation on an advisory basis. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 5, 2013. The voting results for each proposal are as follows:

1.	The following director nominees were elected by a plurality vote to serve as Class I directors until the annual meeting to be held in 2016:

Nominee	For	Authority Withheld	Broker Non-Votes
Edwin W. Hortman, Jr.	14,358,111	211,272	3,034,281
Daniel B. Jeter	14,372,023	197,360	3,034,281

The following director nominee was elected by a plurality vote to serve as a Class III director until the annual meeting to be held in 2015:

Nominee	For	Authority Withheld	Broker Non-Votes
Leo J. Hill	14,392,863	176,520	3,034,281
2.	Ratification of the appointment of Porter Keadle Moore, LLP, as the Company’s independent auditor for the fiscal year ended December 31, 2013 by a vote of 17,583,386 for, 5,057 against, 15,221 abstaining and 0 broker non-votes.

3.	Approval of the Company’s executive compensation on an advisory basis by a vote of 14,460,255 for, 83,719 against, 25,409 abstaining and 3,034,281 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: May 23, 2013